UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
TECTONIC THERAPEUTIC, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TECTONIC THERAPEUTIC, INC.

490 Arsenal Way

Suite 200

Watertown, MA 02472

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Tectonic Therapeutic, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 8, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/TECX2026. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at info@tectonictx.com. The meeting will be held for the following purposes:

1.

To elect the Board’s two nominees for Class II director named as nominees in this Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.	To ratify the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

4.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live audio webcast. Stockholders of record at the close of business on April 13, 2026 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TECX2026 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 8:45 a.m. Eastern Time, on Monday, June 8, 2026.

Only stockholders of record at the close of business on April 13, 2026 and their proxy holders may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Alise Reicin

Alise Reicin
President and Chief Executive Officer
Watertown, Massachusetts
April 24, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Monday, June 8, 2026 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TECX2026.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

ii

TECTONIC THERAPEUTIC, INC.

490 Arsenal Way

Suite 200

Watertown, MA 02472

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2026

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Tectonic Therapeutic, Inc. (referred to herein as the “Company”, “Tectonic”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 8, 2026, at 9:00 a.m. Eastern Time, by visiting www.virtualshareholdermeeting.com/TECX2026.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have also retained Broadridge Financial Solutions, Inc. (“Broadridge”) to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

The only outstanding voting securities of Tectonic are shares of common stock, $0.0001 par value per share (the “Common Stock”), of which there were 18,848,500 shares outstanding as of April 13, 2026 (the “Record Date”). The holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available to stockholders on or about April 24, 2026.

How do I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date, or hold a valid proxy for the meeting. This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/TECX2026. If you are a stockholder of record, you will be asked to provide the 16-digit control number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/TECX2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

During a designated question and answer period at the Annual Meeting, we plan to respond to appropriate questions submitted by stockholders within the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TECX2026.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Tectonic’s transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are four matters scheduled for a vote:

•

To elect the Board’s two nominees for director named as nominees in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

•

To ratify the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);

•	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement (Proposal 3); and

•	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are noted below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your Notice or proxy card)	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/ TECX2026 (you will need the control number printed on your Notice or proxy registration confirmation email)

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 11:59 p.m. Eastern Time on June 7, 2026.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the advisory vote on executive compensation, and “For” the ratification of the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from Tectonic. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of Common Stock you owned as of the Record Date is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the advisory vote on executive compensation, and “For” the ratification of the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 and Proposal 3 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on this proposal. Proposal 1 and Proposal 3 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

Tectonic will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have hired Broadridge to solicit proxies. We expect to pay Broadridge a fee of $40,000 plus reasonable expenses for these services.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
Proposal 1: Election of Directors named in this Proxy Statement	Plurality of the votes cast and entitled to vote	FOR or WITHHOLD	No Effect	No Effect	FOR all nominees

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of the votes properly cast	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Proposal 3: Advisory approval of the compensation of the Company’s Named Executive Officers	Majority of the votes properly cast	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR

Who will count the vote?

Representatives of Broadridge will tabulate the votes and act as inspectors of election.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the Record Date, there were 18,848,500 shares of Common Stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

How does the June 2024 merger affect the disclosures in this proxy statement?

On June 20, 2024, Tectonic (formerly AVROBIO, Inc., “AVROBIO”) completed its business combination in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 30,

2024 (the “Merger Agreement”), pursuant to which Alpine Merger Subsidiary, Inc., a wholly owned subsidiary of AVROBIO, merged with and into the entity formerly known as Tectonic Therapeutic, Inc., now known as Tectonic Operating Company, Inc. (“Legacy Tectonic”), with Legacy Tectonic continuing as a wholly owned subsidiary of the surviving corporation of AVROBIO (the “Merger”). As a result of the Merger, (i) Legacy Tectonic changed its name from “Tectonic Therapeutic, Inc.” to “Tectonic Operating Company, Inc.,” and (ii) AVROBIO changed its name from “AVROBIO, Inc.” to “Tectonic Therapeutic, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Legacy Tectonic.

Also on June 20, 2024, in connection with and prior to the completion of the Merger, AVROBIO effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”). All references to common stock and per share amounts in this proxy statement have been retroactively adjusted to reflect, where applicable, the Reverse Stock Split.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our Fourth Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at the Company’s 2028 annual meeting of stockholders, each Class II director has a term that expires at this Annual Meeting and each Class III director has a term that expires at the Company’s 2027 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

There are currently seven members of the Board. Effective as of Terrance McGuire’s resignation immediately prior to the Annual Meeting and upon Jessica Chutter’s appointment as of the date of the Annual Meeting, there will be seven members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the two incumbent directors listed below, all of whom have previously been elected by our stockholders, for election to the Board at the Annual Meeting.

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

The Board unanimously recommends a vote “FOR” the election of each of the Class II director nominees.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class II Director Nominees for Election at the Annual Meeting

Timothy A. Springer, Ph.D., age 78, has served as a member of our Board since the completion of the Merger. He co-founded Legacy Tectonic in June 2019 and previously served as a scientific advisor to and director of Legacy Tectonic since June 2019, including as Chair from June 2019 to August 2020. Since 1989, he has served as the Latham Family Professor at Harvard Medical School. He has served as Senior Investigator at Boston Children’s Hospital since 2012 and as Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School and Professor of Medicine at Boston Children’s Hospital since 2011. He founded Morphic Therapeutic and served as a scientific advisor and board member from June 2015 to August 2024 (when it was acquired by Eli Lilly). He has served as a scientific advisor to Selecta Biosciences Inc. (now Cartesian Therapeutic) since December 2008 and as a board member since June 2016, and is also a Founder and Board Member of Seismic Therapeutic. He is a member of the National Academy of Sciences and has received numerous honors. He earned a B.A. in Biochemistry from the University of California, Berkeley and a Ph.D. in Biochemistry and Molecular Biology from Harvard University. We believe that Dr. Springer is qualified to serve on our Board because of his extensive knowledge of therapeutically important cell surface molecules and his investment, business and board experience with biopharmaceutical companies.

Stefan Vitorovic, M.S., M.B.A., age 41, has served as a member of our Board since the completion of the Merger and previously served on the Legacy Tectonic board since August 2021. He is a co-founder and Managing Director of Juvia Group (since January 2025) and was co-founder and Managing Director of Vida Ventures (January 2017 – December 2024). Prior roles include Third Rock Ventures (July 2014 – January 2017), where he was part of the founding team of Decibel Therapeutics (acquired by Regeneron Pharmaceuticals), TPG Capital (August 2012 – June 2014), and Credit Suisse healthcare investment banking (2004 – 2008). He previously served on the board of directors of Vigil Neuroscience, Inc. and previously served as a board director or observer for several other life sciences companies. He received a B.S. with Honors in Biological Sciences and an M.S. in Biology from Stanford University and an M.B.A. from Harvard Business School. We believe Mr. Vitorovic is qualified to serve on our Board because of his deep expertise in life sciences research and investing, as well as his extensive experience in new company formation and operations.

Class III Directors and Nominee Continuing in Office Until Our 2027 Annual Meeting

Phillip B. Donenberg, age 65, has served as a member of our Board and Audit Committee Chairman since the completion of the Merger. Prior to the Merger, he served on Legacy Tectonic’s board of directors and as audit committee chairman since June 2018. He has served on the board of directors and as chairman of the audit committee of Taysha Gene Therapies since August 2020, and on the board of directors of Sensei Biotherapeutics since February 2026. He served as Senior Vice President and Chief Financial Officer of Jaguar Gene Therapy (February 2020 – March 2023), previously served as Chief Financial Officer and Senior Vice President of Assertio Therapeutics (July 2018 – November 2018), and as Senior Vice President and Chief Financial Officer of AveXis (August 2017 – June 2018) and Vice President, Corporate Controller (2016 – 2017). He earned a B.S. in accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant. We believe that Mr. Donenberg is qualified to serve as a director of our Board based on his financial expertise and his experience as an audit chair, director and executive of companies in the biotechnology and pharmaceutical industries.

François Nader, M.D., age 69, has served as a member of our Board since April 2026. Dr. Nader is a seasoned life sciences executive and board leader with more than three decades of experience in biotechnology and pharmaceuticals. He currently serves as an Independent Director of Moderna (since December 2019), where he chairs the Talent & Compensation Committee and the Nominating & Governance Committee, and is also Chair of GEn1E Lifesciences. Dr. Nader has served as Chairman, Executive Chairman, or Independent Director of numerous public and private biotechnology companies that have completed significant strategic transactions, including Acceleron Pharma (acquired by Merck), Alexion Pharmaceuticals (acquired by AstraZeneca), Prevail Therapeutics (acquired by Eli Lilly), Clementia Pharmaceuticals (acquired by Ipsen), Advanced Accelerator Applications (acquired by Novartis), Baxalta, Inc. (acquired by Shire), NPS Pharmaceuticals (acquired by Shire), and Noven Pharmaceuticals (acquired by Hisamitsu). He also served as Chairman of BenevolentAI (UK), Chairman of Talaris Therapeutics (merged with Tourmaline Bio), and Co-Founder and Executive Chairman of Neurvati Neurosciences, a Blackstone company. Previously, Dr. Nader served as President and Chief Executive Officer of NPS Pharmaceuticals, where he led the company’s transformation into a global leader in rare diseases, and earlier held senior leadership roles spanning medical, regulatory, and commercial functions at Aventis and its predecessor companies. Dr. Nader earned his French Doctorate in Medicine from St. Joseph University in Lebanon and a Physician Executive MBA from the University of Tennessee. We believe that Dr. Nader is qualified to serve as a director of our Board based on his financial expertise and his experience as chairman, director and executive of companies in the biotechnology and pharmaceutical industries.

Jessica Chutter, age 65, has been appointed to serve as a member of our Board effective as of the Annual Meeting. Ms. Chutter has over 40 years’ experience in healthcare investment banking, all at Morgan Stanley & Co. LLC and its affiliates (“Morgan Stanley”), a leading global financial services firm. She was a Managing Director from 1998 to February 2026 and most recently served as Vice Chair of Healthcare Investment Banking from 2020 to February 2026 and Chair of Biotechnology Investment Banking from May 2010 to February 2026. From 1998 to May 2010, she was co-head of Biotechnology Investment Banking and from 1982 – 1984 and 1986 – 1997 served in various positions in healthcare investment banking. In her role, she helped build the biotechnology franchise at Morgan Stanley and advised biotechnology companies and pharmaceutical companies on strategic and capital markets considerations, including mergers and acquisitions, initial public offerings, and common stock and convertible financings and valuation analyses. She is a member of the Board of Trustees of The Hospital for Sick Children and a director of Toronto Innovation Acceleration Partners, a not-for-profit and commercializations hub that translates health science research from member institutions. Ms. Chutter was appointed to the board of PTC Therapeutics in March 2026. She earned an MBA from Harvard Business School and Bachelor of Arts in Commerce and Honors Economics from McGill University. We believe Ms. Chutter is qualified to serve as a director of our Board because of her extensive experience in and knowledge of the biotechnology industry and her leadership experience.

Class I Directors Continuing in Office Until Our 2028 Annual Meeting

Alise Reicin, M.D., age 65, has served as our President and Chief Executive Officer and as a member of our Board since August 2020. Prior to joining Tectonic, she served as President, Global Clinical Development at Celgene Corporation (November 2018 – December 2019) and was a member of its Executive Committee. Before that, she served as Head of Global Clinical Development at EMD Serono (May 2015 – October 2018) and as Vice President, Program and Pipeline Leadership, Oncology at Merck. Before Merck, she was a faculty member at Columbia Medical School and a physician and researcher at Columbia Presbyterian Hospital. At Merck, she led the team that brought Keytruda from Phase 1 through its initial approvals, and over her career played a leadership role in the development and approval of over 10 novel medicines. She previously served on the board of Homology Medicines and currently serves on the boards of Sana Biotechnology and Immatics. She earned a B.A. in Biochemistry from Barnard College of

Columbia University and an M.D. from Harvard University. We believe that Dr. Reicin is qualified to serve on our Board due to her clinical expertise and leadership roles in the biotechnology and biopharmaceuticals industry.

Praveen Tipirneni, M.D., M.B.A., age 56, has served as a member of our Board since completion of the Merger and previously served on the Legacy Tectonic board since February 2020. Dr. Tipirneni has served as the Chief Executive Officer of Caldera Therapeutics since April 2025 and currently serves on the board of directors of TheRas, Inc. d/b/a BridgeBio Oncology Therapeutics, and previously served as Chief Executive Officer and a board member of Morphic Holding until its acquisition by Eli Lilly in August 2024. He received a B.A. in Mechanical Engineering from the Massachusetts Institute of Technology, an M.D. from McGill University, and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. We believe Dr. Tipirneni is qualified to serve on our Board because of his experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Board reviews candidates for director nomination in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Board considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of satisfying applicable listing requirements.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company and such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

Our Board has evaluated, with respect to each of our directors and director nominee, whether any relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board affirmatively determined that Phillip B. Donenberg, Terrance McGuire, Timothy A. Springer, Ph.D., Praveen Tipirneni, M.D., Stefan Vitorovic, François Nader and Jessica Chutter are “independent” in accordance with Nasdaq listing standards and SEC rules applicable to boards of directors in general. In addition, our Board has affirmatively determined that Phillip B. Donenberg, Stefan Vitorovic and Jessica Chutter are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to audit committee members in particular, and that Praveen Tipirneni, M.D. and Stefan Vitorovic are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to compensation committee members in particular. As previously disclosed, Terrance McGuire will resign from the Board effective as of the Annual Meeting.

In assessing directors’ independence, our Board also took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. Dr. Reicin was determined as not being independent by virtue of her executive leadership role with us.

Board Leadership Structure

Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, effective April 1, 2026, our Board is led by François Nader, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its stockholders for François Nader to continue to serve as Chair of the Board. François Nader possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. François Nader’s responsibility is to ensure that our Board functions properly and to work with our President and CEO to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While François Nader provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board

•

Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk

•

Integrity, ethics, and compliance with its Business Code of Ethics and Conduct

•

General strategic and commercial risks

•

Strategic transactions, including execution and integration

•

Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee

•

Oversee and coordinate with the Company’s internal and external auditors

•

Accounting, controls and financial disclosure

•

Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts

•

Tax and liquidity management

Compensation Committee	• Compensation structure and programs • Recruitment and retention of talent • Workplace culture • Workplace health, safety and well-being

Nominating and Corporate Governance Committee	• Governance structures and processes • Board organization, independence and structure • Board and executive officer succession and effectiveness • Oversee the Company’s ESG initiatives

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. The Board met fourteen times in 2025, the Audit Committee held four meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held two meetings. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at https://investors.tectonictx.com/. The following tables summarize the primary responsibilities and committee members effective as of the date of the Annual Meeting:

AUDIT COMMITTEE

Primary Responsibilities	Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

•

our accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of our financial statements and reports;

•

assessing the qualifications, performance, and independence of the independent registered public accounting firm;

•

reviewing our compliance with legal and regulatory requirements relating to accounting, internal accounting controls and auditing matters; and

•

reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Phillip B. Donenberg qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially sophisticated.”

Report

The Report of the Audit Committee is set forth beginning on page 23 of this proxy statement.

(1)   Jessica Chutter will be appointed to the Board effective as of the Annual Meeting and serve on the Audit Committee immediately following Terrance McGuire’s resignation.

Phillip B. Donenberg (Chair) Stefan Vitorovic Jessica Chutter(1)

COMPENSATION COMMITTEE

Primary Responsibilities	Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

•

establishing and reviewing our overall compensation philosophy in light of our specific business objectives;

•

setting compensation, or recommending to the full Board the compensation, for our Chief Executive Officer;

•

setting compensation for our other executive officers and directors;

•

administering incentive and equity-based compensation plans;

•

overseeing our compensation-related disclosures required by the SEC; and

•

overseeing our policies and strategies relating to human capital management.

Independence

All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Praveen Tipirneni (Chair) Stefan Vitorovic

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

•

identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), reviewing the qualifications of, and considering stockholders’ recommendations for, director candidates and recommending to the Board qualified director nominees for appointment, election or reelection to the Board at each annual stockholders’ meeting and as necessary to fill vacancies and newly created directorships;

•

developing and recommending to the Board for adoption the corporate governance guidelines applicable to us, periodically reviewing such guidelines, recommending changes to the same from

Timothy A. Springer (Chair) François Nader

Primary Responsibilities	Committee Members

time to time as appropriate and overseeing and monitoring compliance with such guidelines;

•

overseeing evaluations of the Board, its committees, and Board members;

•

identifying directors qualified to serve on the various committees of the Board and recommending to the Board qualified nominees for membership on each such committee;

•

overseeing succession planning for the Board and key leadership roles on the Board and its committees; and

•

reviewing management’s system to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws, including the Company’s Code of Business Conduct and Ethics.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at https://investors.tectonictx.com/.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends, and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Communications with the Board

Our Board has adopted a formal policy by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications to the Board or such individual director at Tectonic Therapeutic, Inc., 490 Arsenal Way, Suite

200, Watertown, MA 02472, Attn: Chief Executive Officer in accordance with such policy. Our Chief Executive Officer will review each communication and will forward such communication to the Board or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Chief Executive Officer shall discard the communication.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Corporate Governance” section of our website located at https://investors.tectonictx.com/. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting and recommended that stockholders ratify such selection. Deloitte & Touche LLP has audited our financial statements since the closing of the Merger and served as Legacy Tectonic’s independent registered public accounting firm since 2022. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte.

Principal Accountant Fees and Services

The following table provides information regarding the aggregate fees paid to Deloitte for services rendered to Legacy Tectonic, prior to the closing of the Merger, and to the Company, following the closing of the Merger, for the fiscal years ended December 31, 2025 and 2024. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$843,834	$1,688,729
Tax Fees(2)	157,651	129,390

Total Fees	$1,001,485	$1,818,119

(1)

Audit Fees consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements as well as other financial statements presented in our Registration Statement on Form S-4 filed with the SEC in connection with the Merger, the review of our interim financial statements, and related services that are normally provided in connection with private offerings. Included in the fiscal year 2024 Audit Fees are fees billed in connection with regulatory filings associated with the Merger and related private financings.

(2)	Tax Fees consist of fees in connection with tax compliance, and tax advisory services.

All fees incurred subsequent to the closing of the Merger in June 2024 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

THE AUDIT COMMITTEE

Phillip B. Donenberg (Chair)

Terrance McGuire

Stefan Vitorovic

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the Named Executive Officers presented in the section on Executive Officers beginning on page 25.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our Named Executive Officers. We expect that we will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.

We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified Named Executive Officers.

The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

The Board unanimously recommends a vote “FOR” Proposal 3.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of December 31, 2025.

Name	Age	Position(s)
Alise Reicin, M.D.	65	President, Chief Executive Officer and Director
Daniel Lochner, M.B.A.	43	Chief Financial Officer
Peter McNamara, Ph.D.	55	Chief Scientific Officer
Marcella K. Ruddy, M.D.	63	Chief Medical Officer
Marc Schwabish, Ph.D.	46	Chief Business Officer

Alise Reicin, M.D. Biographical information for Dr. Reicin is included above with the director biographies under the caption “Nominees”.

Daniel Lochner, M.B.A., has served as our Chief Financial Officer since June 2024. Mr. Lochner most recently served as Chief Financial Officer and Chief Business Officer for the Eye Care Division of Viatris Inc., a global healthcare company, from 2023 to 2024. Prior to Viatris, Mr. Lochner was the Chief Financial Officer and Chief Business Officer of Oyster Point Pharma, Inc., a biotechnology company that was acquired by Viatris in 2023, from 2019 to 2023 where he led a successful initial public offering, other equity and debt financings, the transition to a commercial-stage company and the acquisition to Viatris. Previously, Mr. Lochner was a Managing Director within the Investment Management Division of Goldman, Sachs & Co where he served as a lead equity portfolio manager and healthcare investor for various fund strategies. Mr. Lochner joined the Investment Management Division of Goldman, Sachs & Co in 2005 as an equity investor, a position he maintained during his tenure at the firm. Mr. Lochner received a B.A. in Economics from the University of Richmond and an M.B.A. from Columbia University.

Peter McNamara, Ph.D., has served as our Chief Scientific Officer since June 2022. Prior to that, Dr. McNamara served as our Senior Vice President, Head of Research from June 2021 to June 2022. Prior to joining Tectonic, he held various positions at the Genomics Institute of the Novartis Research Foundation (NIBR, San Diego), a privately held pharmaceutical company, from 2005 to April 2021, most recently as Executive Director of Biotherapeutics and Biotechnology from June 2018 to April 2021 where he served on the executive committee and strategy council responsible for managing a portfolio of approximately 50 preclinical and early- stage clinical drug discovery programs across different modalities in a broad range of therapeutic areas. Over the course of his career, Dr. McNamara has played a critical role in the obtainment of over 10 INDs, two of which are now approved. Prior to Novartis, Dr. McNamara served as Director of Pharmacology at Phenomix Corporation, a privately-held biotechnology company. Prior to Phenomix, he was a faculty member of the Institute for Translational Medicine and Therapeutics at the University of Pennsylvania. Dr. McNamara earned both a Ph.D. and B.S. in Biochemistry from the National University of Ireland, at Galway.

Marcella K. Ruddy, M.D., has served as our Chief Medical Officer since July 2021. She has over 20 years of experience in drug development across all stages of clinical drug development. She currently serves as a member of the board of directors of Upstream Bio since January 2023 and Sionna Therapeutics since January 2025. She previously served on the Board of Directors of Polarean Imaging from August 2022 through August 2024. Prior to joining Tectonic, Dr. Ruddy was the Head of Clinical Development for the Immunology/ Inflammation Therapeutic Area at Regeneron Pharmaceuticals. In that role she led the clinical development of Dupixent® through over nine Phase 3 trial initiations and multiple regulatory approvals globally. Dr. Ruddy spent 10 years in early development at Merck and took many compounds from preclinical development through proof of concept in the clinic. Prior to entry into drug development, Dr. Ruddy was a member of the Pulmonary Unit at Massachusetts General Hospital/Harvard Medical School where she founded and directed the Adult Cystic Fibrosis Program. Dr. Ruddy earned an A.B. from Princeton University and a M.D. and M.S. from Washington University, St. Louis. She completed her internal medicine and pulmonary fellowship training at Harvard Medical School affiliated hospitals.

Marc Schwabish, Ph.D., has served as our Chief Business Officer since March 2021. Prior to joining Tectonic, Dr. Schwabish served as SVP Business Development and US Operations at Fusion Pharmaceuticals Inc. from February 2018 to December 2020 where his transactions, amongst others, included the company’s Series B financing, IPO, and an expansive partnership with AstraZeneca plc. Prior to working at Fusion Pharmaceuticals, Dr. Schwabish was Head of U.S. Pharma Business Development at Bayer, Inc. He also held roles in Business Development and Alliance Management at Eisai Inc., Strategy Consulting at Leerink Swann, and Healthcare Investment Banking at RBS. Dr. Schwabish earned a B.S. in Biological Sciences from Cornell University. He earned a Ph.D. in Biochemistry and Molecular Pharmacology from Harvard University.

EXECUTIVE COMPENSATION

Fiscal Year 2025 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2025 and December 31, 2024 compensation awarded to or paid to, or earned by, the Company’s CEO and its two other most highly compensated executive officers at December 31, 2025 and one former executive officer who departed from the Company during the fiscal year ended December 31, 2024 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)		Total ($)
Alise Reicin, M.D.(5)	2025	640,833	1,946,853	4,373,617	372,500		17,775	(6)	7,351,578
President, CEO and Director	2024	606,151	600,848	4,291,563	392,150		10,267	(6)	5,900,217
Daniel Lochner, M.B.A.	2025	488,854	947,608	1,424,794	206,500		33,358	(7)	3,101,114
Chief Financial Officer	2024	277,083	—	1,855,869	126,311		24,744	(7)	2,284,007
Marcella K. Ruddy, M.D.	2025	501,050	937,219	1,409,161	211,700		10,500	(8)	3,069,630
Chief Medical Officer	2024	476,165	—	1,140,034	223,951		742	(8)	1,840,150
Erik Ostrowski, M.B.A.(9)	2024	254,125	—	—	829,250	(10)	9,883	(11)	1,093,258
Former President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer

(1)

Salary amounts represent actual amounts paid during 2024 and 2025. With respect to Drs. Reicin and Ruddy, the amounts reflect increases to base salary effective April 1, 2024 and further increases to base salary effective June 20, 2024 and March 1, 2025. Mr. Lochner’s base salary was effective June 3, 2024 pursuant to his employment agreement and further increases to base salary effective March 1, 2025. See “—Narrative to the Summary Compensation Table—Base Salary” below.

(2)

The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. In accordance with SEC rules, this column represents the grant date fair value of shares underlying RSUs, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the RSUs are set forth in “Note 2. Summary of Significant Accounting Policies and Basis of Presentation—Stock-Based Compensation” and “Note 8. Equity Incentive Plans” to our audited consolidated financial statements included in our Annual Report on Form 10-K for each of the fiscal years ended December 31, 2025 and December 31, 2024. These amounts do not correspond to the actual value that may be received by the Named Executive Officers upon vesting and settlement of the shares of RSUs or any sale of the shares.

(3)

The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in “Note 2. Summary of Significant Accounting Policies and Basis of Presentation—Stock-Based Compensation” and “Note 8. Equity Incentive Plans” to our audited consolidated financial statements included in our Annual Report on Form 10-K for each of the fiscal years ended December 31, 2025 and December 31, 2024. These amounts do not correspond to the actual economic value that may be received by our Named Executive Officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(4)

Amounts disclosed for fiscal year 2025 reflect performance-based cash bonuses earned in 2025 and paid in early 2026 and amounts disclosed for fiscal year 2024 reflect performance-based cash bonuses earned in 2024 and paid in early 2025. See “—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.

(5)	Dr. Reicin also served as a member of our Board but did not receive any additional compensation for her service as a director.

(6)

Represents (i) commuting expenses in the amount of $7,275 and (ii) $10,500 in matching employer 401(k) contributions for the year ended December 31, 2025 and (iii) commuting expenses in the amount of $9,505, and (iv) other benefits of $762 paid by us on behalf of Dr. Reicin. for the year ended December 31, 2024.

(7)

Represents (i) commuting expenses in the amount of $18,081, (ii) $10,500 in matching employer 401(k) contributions, (iii) other taxable benefits of $4,777 for the year ended December 31, 2025 and (iv) commuting expenses in the amount of $16,189 and (v) $8,133 in matching employer 401(k) contributions, and (vi) other benefits in the amount of $422 paid by us on behalf of Mr. Lochner for the year ended December 31, 2024.

(8)

Represents $10,500 in matching employer 401(k) contributions for the year ended December 31, 2025 and other benefits in the amount of $742 paid by us on behalf of Dr. Ruddy for the year ended December 31, 2024.

(9)	Effective June 20, 2024, Mr. Ostrowski resigned from all of his offices with the Company, including as the President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer.
(10)	Represents severance paid to Mr. Ostrowski in connection with the closing of the Merger.
(11)	Represents the dollar value of 401(k) contributions and life insurance premiums paid by AVROBIO on behalf of Mr. Ostrowski.

Narrative to Summary Compensation Table

Base Salary

Each of our current Named Executive Officer’s annual base salary is a fixed component of annual compensation for performing specific duties and functions, and is established by our Board taking into account each individual’s role, responsibilities, skills, and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Board, and adjusted from time to time to realign salaries with market levels and internal benchmarking, after taking into account individual responsibilities, performance and experience. Please see the “Salary” column in the Summary Compensation Table above for the actual base salary amount received by each current named executive officers during the year ended December 31, 2025. The annual base salaries for Drs. Reicin and Ruddy and Mr. Lochner were $620,000, $486,850, and $475,000 respectively, for the period from January 1, 2025 through March 1, 2025 and $645,000, $503,890 and $491,625 respectively, for the period from March 1, 2025 to December 31, 2025.

Non-Equity Incentive Plan Compensation

Our annual incentive program is intended to reward our Named Executive Officers for performance during a fiscal year. From time to time, our compensation committee or our Board, as applicable, in their discretion may approve annual incentives for our Named Executive Officers based on individual performance, company performance, or as otherwise determined appropriate. Each of our Named Executive Officers were eligible to receive a target bonus at the discretion of our Board with respect to the year ended December 31, 2025 (as a percentage of base salary) based upon their performance.

Name	2025 Bonus Target (%)	2026 Bonus Target (%)
Alise Reicin, M.D.	55	55
Daniel Lochner, M.B.A.	40	40
Marcella K. Ruddy, M.D.	40	40

In March 2026, based on the Named Executive Officer’s performance, our Board determined that Dr. Reicin, Mr. Lochner and Dr. Ruddy were eligible to receive 105% of their target annual bonus for the year ended December 31, 2025, and as a result, approved annual performance bonuses for Dr. Reicin, Mr. Lochner and Dr. Ruddy in the amounts of $372,500, $206,500 and $211,700, respectively, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity-Based Incentive Awards

In February 2025, each of Dr. Reicin, Mr. Lochner and Dr. Ruddy received an option grant to purchase 101,953, 32,862 and 32,502 shares of our common stock, respectively, with an exercise price per share equal to $48.01. The shares subject to this option grant vest in 48 equal monthly installments beginning on March 4, 2025, in each case subject to his or her continuous service through the applicable vesting dates, such that the options are vested in full on February 4, 2029. In addition, in February 2025, each of Dr. Reicin, Mr. Lochner and Dr. Ruddy received a grant of 36,047, 18,074 and 17,876 restricted stock units, respectively, of which 1/3 of the units will vest on each of the three anniversaries of February 4, 2025, in each case subject to his or her continuous service through the applicable vesting dates, such that the units are vested in full on February 4, 2028.

In September 2025, each of Dr. Reicin, Mr. Lochner and Dr. Ruddy received an option grant to purchase 26,710, 9,860 and 9,750 shares of our common stock, respectively, with an exercise price per share equal to $14.71. The shares subject to this option grant vest in 48 equal monthly installments beginning on October 25, 2025, in each case subject to his or her continuous service through the applicable vesting dates, such that the options are vested in full on September 25, 2029. In addition, in September 2025, each of Dr. Reicin, Mr. Lochner and Dr. Ruddy received a grant of 14,700, 5,430 and 5,370 restricted stock units, respectively, of which 1/3 of the units will vest on each of the three anniversaries of September 25, 2025, in each case subject to his or her continuous service through the applicable vesting dates, such that the units are vested in full on September 25, 2028.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

		Option Awards						Stock Awards
Name	Grant Date(1)	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price per share ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)
Alise Reicin, M.D.	6/28/2021	3/31/2021	22,957	—	(3)	2.38	06/27/31	—		—
	12/1/2023	12/1/2023	10,020	13,360	(4)	5.38	11/30/33	—		—
	6/20/2024	6/20/2024	108,600	181,000	(3)	16.80	06/19/34	—		—
	12/4/2024	6/20/2024	2,250	3,750	(3)	51.28	12/03/34	—		—
	12/4/2024	6/20/2024	—	—		—	—	8,787	(5)	183,297
	2/4/2025	2/4/2025	21,240	80,713	(4)	48.01	02/03/35	—		—
	2/4/2025	2/4/2025	—	—		—	—	36,047	(6)	751,940
	9/25/2025	9/25/2025	1,669	25,041	(4)	14.71	09/24/35	—		—
	9/25/2025	9/25/2025	—	—		—	—	14,700	(6)	306,642
Daniel Lochner, M.B.A.	6/20/2024	5/31/2024	46,708	71,292	(3)	16.80	06/19/34	—		—
	6/20/2024	5/31/2024	—	15,000	(7)	16.80	06/19/34	—		—
	2/4/2025	2/4/2025	6,846	26,016	(4)	48.01	02/03/35	—		—
	2/4/2025	2/4/2025	—	—		—	—	18,074	(6)	377,024
	9/25/2025	9/25/2025	616	9,244	(4)	14.71	09/24/35	—		—
	9/25/2025	9/25/2025	—	—		—	—	5,430	(6)	113,270
Marcella K. Ruddy, M.D.	9/17/2021	7/19/2021	43,946	—	(3)	2.38	09/16/31	—		—
	12/1/2023	12/1/2023	9,352	9,352	(4)	5.38	11/30/33	—		—
	6/20/2024	6/20/2024	30,638	51,062	(3)	16.80	06/19/34	—		—
	2/4/2025	2/4/2025	6,771	25,731	(4)	48.01	02/03/35	—		—
	2/4/2025	2/4/2025	—	—		—	—	17,876	(6)	372,893
	9/25/2025	9/25/2025	609	9,141	(4)	14.71	09/24/35	—		—
	9/25/2025	9/25/2025	—	—		—	—	5,370	(6)	112,018

(1)	All of the equity awards were granted under our Legacy Tectonic’s 2019 Equity Incentive Plan (the “Tectonic 2019 Plan”) or our Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan (the “2024 Plan”).
(2)

All of the option awards listed in the table granted prior to the Merger have an exercise price per share that is no less than the fair market value of Legacy Tectonic common stock on the date of grant of such award, as determined in good faith by the Legacy Tectonic Board. All option awards listed in the table granted subsequent to the Merger have an exercise price based on the closing price per share of common stock as reported on the Nasdaq Select Market on the date of grant.

(3)

The shares subject to this option grant vested or will vest 1/4 on the first anniversary of the vesting commencement date, and thereafter the remaining 3/4 of the shares will vest in equal monthly installments over the following three years, in each case subject to the officer’s continuous service through the applicable vesting dates, such that the options are vested in full on the four-year anniversary of the vesting commencement date.

(4)

The shares subject to this option vest in equal monthly installments beginning one month following the vesting commencement date over the following four years, in each case subject to the officer’s continuous service through the applicable vesting dates, such that the options are vested in full on the four-year anniversary of the vesting commencement date.

(5)

The shares will vest in four equal installments beginning on June 20, 2025, in each case subject to the officer’s continuous service through the applicable vesting dates, such that the shares are vested in full on the four-year anniversary of the vesting commencement date.

(6)

The shares will vest in three equal installments beginning on the first anniversary of the vesting commencement date, in each case subject to the officer’s continuous service through the applicable vesting dates, such that the shares are vested in full on the three-year anniversary of the vesting commencement date.

(7)

The shares subject to this option grant will vest 1/2 on June 1, 2026 if we raise $100 million by June 1, 2026 and have a minimum of a two year cash runway as of June 1, 2026 (i.e. until June 1, 2029), and 1/2 on June 1, 2029 if we have a minimum of a two year cash runway as of June 1, 2029 (i.e. until June 1, 2030), in each case, as determined by our Board (or the Compensation Committee) in its sole discretion, and in each case subject to the officer’s continued service through the applicable vesting dates.

Employment Arrangements with Our Executive Officers

Below are descriptions of the material terms of our employment agreement and offer letters with our current Named Executive Officers.

Alise Reicin, M.D.

In August 2020, Legacy Tectonic entered into an executive employment agreement with Dr. Reicin (the “Reicin Employment Agreement”) in connection with her appointment as Legacy Tectonic’s President and Chief Executive Officer and as a member of the Legacy Tectonic Board. In connection with the Merger, we entered into an amended and restated executive employment agreement with Dr. Reicin. The material terms of the amendment are as follows: (i) Dr. Reicin shall remain President and Chief Executive Officer and shall continue to serve as an executive director to the Board; (ii) an annual base salary of $620,000; (iii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 55% of Dr. Reicin’s base salary subject to her continuous employment through February 15th of the following calendar year; (iv) following the closing of the Merger, issuance of an option award to purchase our common stock, such that when combined with Dr. Reicin’s prior securities holdings or rights to acquire securities in the combined company, Dr. Reicin will hold or have the right to acquire shares representing at least 4.34% of our post-Merger common stock; and (v) eligibility to participate in our executive severance plan and other employee benefit, welfare and other plans, as may be maintained by us from time to time. In March 2026, our Board increased Dr. Reicin’s salary to $675,000 , with an annual target cash incentive payment of up to 55% of her annual base salary for fiscal year 2026.

The above description of the employment agreement for Dr. Reicin does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the amended and restated employment agreement for Dr. Reicin included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Daniel Lochner, M.B.A

On May 28, 2024, we entered into an employment agreement with Daniel Lochner. The material terms of the employment agreement are as follows: (i) Mr. Lochner shall be employed as Chief Financial Officer of the Company, effective June 3, 2024; (ii) an annual base salary of $475,000; (iii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 40% of Mr. Lochner’s base salary subject to his continuous service through the payment of the bonus set to occur no later than April 13th the following calendar year; (iv) an issuance of an option award to purchase shares of common stock of the Company, representing 0.80% of the Company’s post-Merger outstanding shares of common stock; (v) a performance-based equity award to purchase a number of shares of common stock equal to 0.10% of the combined Company’s post- merger outstanding shares of common stock; and (vi) eligibility to participate in the Company’s executive severance plan and other employee benefit, welfare and other plans, as may be maintained by the Company from time to time. In March 2026, our Compensation Committee increased Mr. Lochner’s salary to $509,000.

The above description of the employment agreement for Mr. Lochner does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the offer letter for Mr. Lochner included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Marcella K. Ruddy, M.D.

In June 2021, Legacy Tectonic entered into an offer letter with Dr. Ruddy (the “Ruddy Offer Letter”) in connection with her appointment as Legacy Tectonic’s Chief Medical Officer. The material terms of the offer letter are as follows: (i) Dr. Ruddy shall be employed as Chief Medical Officer of the Company; (ii) an annual base salary of $486,850; (iii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 40% of Dr. Ruddy’s base salary subject to her continuous service through the payment of the bonus set to occur no later than April 13th the following calendar year; (iv) an option to purchase 142,233 shares of Tectonic common stock pursuant to the terms of Legacy Tectonic’s 2019 Equity Incentive Plan (the “Tectonic 2019 Plan”); and (v) eligibility to participate in the Company’s executive severance plan and other employee benefit, welfare and other plans, as may be maintained by the Company from time to time. In March 2026, our Compensation Committee increased Dr. Ruddy’s salary to $522,000.

The above description of the offer letter for Dr. Ruddy does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the offer letter for Dr. Ruddy included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Potential Payments and Benefits upon a Termination or Change in Control

In connection with the completion of the Merger, our Board adopted the Severance Plan pursuant to which certain employees are eligible to participate, including the Named Executive Officers (each a “Participant” and collectively, the “Participants”). Pursuant to the Severance Plan, the Participants are eligible to receive the severance and change in control benefits described below, contingent upon the respective Participant’s execution of a participation agreement and a general release of claims as further described in the Severance Plan. The benefits provided pursuant to the Severance Plan supersede and replace any severance and/or change in control benefits to which the Participants were previously entitled, including pursuant to their employment agreements and offer letters.

If a Participant’s employment with the Company is terminated by us without Cause or due to the Participant’s resignation for Good Reason (each as defined in the Severance Plan) during the period commencing three months prior to, and ending 12 months following, the effective date of a Change in Control (as defined in the Severance Plan) (the “Change in Control Period”), the Participant will be entitled to (i) a cash payment in an amount equal to 12 months (or 18 months for Dr. Reicin) of the Participant’s base salary; (ii) a cash payment of an amount equal to 100% (or 150% for Dr. Reicin) of the Participant’s annual target bonus for the year in which the change in control termination occurs; (iii) a cash payment of an amount equal to the Participant’s annual target bonus for the year in which the change in control termination occurs, pro-rated for the portion of the year elapsed in such year; (iv) 12 months (or 18 months for Dr. Reicin) of COBRA premiums; and (v) accelerated vesting of 100% of the Participant’s then-outstanding time-vesting equity awards.

If a Participant’s employment with the Company is terminated by us without Cause or due to the Participant’s resignation for Good Reason at a time that is not during the Change in Control Period, the Participant will be entitled to (i) 9 months (or 12 months for Dr. Reicin) of the Participant’s base salary; (ii) a cash payment of an amount equal to the Participant’s annual target bonus for the year in which the termination occurs, pro-rated for the portion of the year elapsed in such year; and (iii) 9 months (or 12 months for Dr. Reicin) of COBRA premiums.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan.

Health and Welfare and Retirement Benefits; Perquisites

These payments and benefits discussed above are in addition to eligibility to participate in benefits available generally to salaried employees, including medical, vision, dental, and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances.

Retirement Benefits

The Company maintains a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Pursuant to the terms of such 401(k) plan, the Company makes a 3% mandatory contribution under and pursuant to the terms of the plan and applicable law. The Company does not maintain any defined benefit pension plan or nonqualified deferred compensation plan.

Equity Incentive Plans

2024 Equity Incentive Plan

Our Board adopted the 2024 Equity Incentive Plan (the “2024 Plan”) in connection with and effective as of the closing of the Merger, which provides for the grant of nonstatutory stock options, (“NSOs”) stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. Initially, the maximum number of shares of common stock that may be issued under the 2024 Plan will not exceed 12.5% of the Company’s fully diluted shares outstanding determined as of immediately after the Effective Time (the “2024 Plan’s initial share reserve”). In addition, the number of shares of common stock reserved for issuance under the 2024 Plan will automatically increase on January 1 of each year, starting on January 1, 2025, through and including January 1, 2034, in an amount equal to (1) 5% of the total number of shares of common stock outstanding on the last day of the preceding calendar year, or (2) a lesser number of shares of common stock determined by the Board prior to the date of the increase. The maximum number of shares of common stock that may be issued on the exercise of ISOs under the 2024 Plan is three multiplied by the 2024 Plan’s initial share reserve.

2024 Employee Stock Purchase Plan

Our Board adopted the 2024 Employee Stock Purchase Plan (the “2024 ESPP”) in connection with the Merger pursuant to which the Company may provide eligible employees with an opportunity to purchase shares of the common stock through accumulated contributions. The 2024 ESPP is designed to allow eligible U.S. employees to purchase common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code.

The 2024 ESPP authorizes the issuance of a number of shares of common stock equal to 1% of the total number of shares of common stock issued and outstanding determined as of immediately after the effective time of the Merger (the “2024 ESPP’s initial share reserve”), pursuant to purchase rights granted to the Company’s employees or to employees of any of the Company’s designated affiliates. The number of shares of common stock reserved for issuance will automatically increase on January 1 of each year, from January 1, 2025 through and including January 1, 2034, by the lesser of (1) 1% of the total number of shares of common stock outstanding on the last day of the preceding calendar year, and (2) a number of shares of common stock equal to three times the 2024 ESPP’s initial share reserve; provided, that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (1) and (2). To date the Company has not made any offerings under the 2024 ESPP.

2019 Equity Incentive Plan

The Legacy Tectonic Board adopted the Tectonic 2019 Plan and Legacy Tectonic stockholders approved the Tectonic 2019 Plan in June 2019. No additional awards have been made under the Tectonic 2019 Plan after the 2024 Plan became effective, and all awards under the Tectonic 2019 Plan were assumed by the Company after application of the exchange ratio. The terms and conditions of such assumed awards are the same as they were under the Tectonic 2019 Plan.

Clawback Policy

The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules. In compliance with those standards, we have adopted an incentive compensation recoupment policy, or “clawback” policy, which applies to our executive officers, within the meaning of Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, who were employed by us or a subsidiary of the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was paid, earned, or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Smaller Reporting Company Status
We are a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting
common stock held by
non-affiliates
is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting
common stock held by
non-affiliates
is less than $700.0 million measured on the last business day of our second fiscal quarter.
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and Named Executive Officer pay.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for Named Executive Officers” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals.

Year	Summary Compensation Table Total for First PEO (1)(2) ($)	Summary Compensation Table Total for Second PEO (1)(2)	Compensation Actually Paid to First PEO (1)(3) ($)	Compensation Actually Paid to Second PEO (1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(3) ($)	Value of Initial Fixed $100 Investment: Total Shareholder Return (4) ($)	Net Income (millions) (5) ($)
2025	n/a	$7,351,578	n/a	($4,409,638)	$3,085,372	($1,128,512)	$243.84	($74,151)
2024	$1,093,258	$5,900,979	$956,456	$16,248,199	$2,062,450	$5,785,002	$539.70	($57,982)
2023	$1,590,892	n/a	$1,905,484	n/a	$1,111,951	$1,405,801	$190.77	($42,823)

(1)	The following individuals are our PEO and other non-PEO Named Executive Officers for each fiscal year:

Year	First PEO	Second PEO	Non-PEO Named Executive Officers
2025	—	Alise Reicin, M.D.	Daniel Lochner and Marcella K. Ruddy, M.D.
2024	Erik Ostrowski (through June 20, 2024)	Alise Reicin, M.D. (starting June 20, 2024)	Daniel Lochner and Marcella K. Ruddy, M.D.
2023	Erik Ostrowski	—	Geoff MacKay, Azadeh Golipour, Ph.D. and Essra Ridha, M.D., MRCP, FFPM

(2)
Represents the amount of total compensation reported for our Principal Executive Officers (“PEO”) and the average total compensation for our non-PEO
Named Executive Officers for each corresponding year in the

“Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(3)
Represents the amount of CAP to our PEOs and the average amount of CAP to our
Non-PEO
Named Executive Officers, respectively, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Named Executive Officers during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the reported total compensation for each year to determine the CAP:

Year	Named Executive Officers	Summary Compensation Table (“SCT”) Total Compensation	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY*	Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End*	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End*	Add: Vesting Date Fair Value of Awards Granted during Applicable FY that Vested During Applicable FY*	Add: Change in Fair Value from the end of Prior FY to Vesting Date Fair Value of Awards Granted during Prior FY that Vested During Applicable FY*	Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Applicable FY*	CAP
2025	Second PEO	$7,351,578	($6,320,470)	$2,840,810	($5,326,514)	$366,400	($3,321,442)	$—	($4,409,638)
	Average Non-PEO Named Executive Officers	$3,085,372	($2,359,391)	$1,079,391	($1,892,181)	$118,761	($1,160,464)	$—	($1,128,512)

*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(4)
For the relevant fiscal year, represents the cumulative Total Shareholder Return (“TSR”) of our common stock at the end of each fiscal year, assuming an initial investment of $100 on December 31, 2022.

(5)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of Regulation
S-K,
we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our Named Executive Officers during the applicable years.

CAP and Net Loss
The chart below shows the relationship between the compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO
Named Executive Officers, on the one hand, to the Company’s Net Loss over the three years presented in the table, on the other.

CAP and Cumulative TSR
The chart below shows the relationship between the CAP to our PEOs and the average CAP to our non-PEO
Named Executive Officers, on the one hand, to the Company’s cumulative TSR over the three years presented in the table, on the other.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the Named Executive Officers. Beginning in fiscal year 2025, the Company grants annual refresh employee option grants in February and September of each year. Also, non-employee
directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the
Non-Employee
Director Compensation Policy, as further described under the heading,
“Non-Employee
Director
Compensation—Non-Employee
Director Compensation Policy” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Non-Employee
Director Compensation
The following table shows for the fiscal year ended December 31, 2025 certain information with respect to the compensation of our non-employee
directors and director nominee:

Name	Fees Earned or Paid in Cash ($)		Option Awards (1)(2) ($)	Total ($)
Phillip B. Donenberg	55,000		198,764	253,764
Terrance McGuire, M.S., M.B.A. (3)	82,118	(4)	198,764	280,882
Timothy A. Springer, Ph.D.	49,237		198,764	248,001
Praveen Tipirneni, M.D., M.B.A.	51,237		198,764	250,121
Stefan Vitorovic M.S., M.B.A.	53,118		198,764	251,882
François Nader, M.D. (5)	—		—	—
Jessica Chutter (6)	—		—	—

(1)
The amounts reported here do not reflect the actual economic value realized by our non-employee
directors. In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in “Note 2. Summary of Significant Accounting Policies and Basis of Presentation—Stock-Based Compensation” and “Note 8. Equity Incentive Plans” to our audited consolidated financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. These amounts do not correspond to the actual economic value that may be received by our non-employee
directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)
The following table provides information regarding the number of shares of common stock underlying options held by our non-employee
directors and director nominee that were outstanding as of December 31, 2025:

Option Awards Outstanding at Year-End
Phillip B. Donenberg	21,960
Terrance McGuire, M.S., M.B.A. (3)	21,960
Timothy A. Springer, Ph.D.	21,960
Praveen Tipirneni, M.D., M.B.A.	34,126
Stefan Vitorovic, M.S., M.B.A.	21,960
François Nader, M.D. (5)	—
Jessica Chutter (6)	—

(3)	Mr. McGuire will resign from the Board, effective as of immediately prior to the Annual Meeting.
(4)	All fees earned by Mr. McGuire were paid to Polaris Partners.
(5)	Mr. Nader joined our Board on April 1, 2026.
(6)	Ms. Chutter will join our Board on the date of the Annual Meeting.

Alise Reicin, our CEO, does not receive any additional compensation for her service on the Board. Dr. Reicin’s compensation as a Named Executive Officer is set forth above under “Executive Compensation-Summary Compensation Table”.

Non-Employee Director Compensation Policy

Under our Non-Employee Director Compensation Policy, which was established in connection with the Merger and amended and restated on May 19, 2025 (the “Amended and Restated Policy”), each of our non-employee directors is eligible to receive compensation for service on our board of directors and committees of our board of directors. For the year ended December 31, 2025, each non-employee director’s cash compensation reflects amounts earned under the policy prior to the Amended and Restated Policy for the period from January 1 through May 18, 2025, and under the Amended and Restated Policy for the period from May 19, 2025 through December 31, 2025, in each case pro-rated accordingly. For the year ended December 31, 2025, each non-employee director received the compensation described below.

Cash Compensation

The Non-Employee Director Compensation Policy currently in effect provided our non-employee directors with the following cash compensation for their services:

•	$40,000 per year for each non-employee director;

•	$70,000 per year for the non-executive chairperson (if applicable) in lieu of the annual amount above;

•	$15,000 per year for chair of the audit committee or $7,500 per year for each other member of the audit committee;

•

$12,000 per year for chair of the compensation committee or $6,000 per year for each other member of the compensation committee ($10,000 per year for the chair of the compensation committee or $5,000 per year for each other member of the compensation committee under the original policy through May 19, 2025); and

•

$10,000 per year for chair of the nominating and corporate governance committee or $5,000 per year for each other member of the nominating and corporate governance committee ($8,000 per year for the chair of the nominating and corporate governance committee or $4,000 per year for each other member of the compensation committee under the original policy through May 19, 2025).

The cash compensation above is payable to our eligible non-employee directors in equal quarterly installments in arrears, prorated for any partial quarter of service.

Equity Compensation

In addition to the cash compensation structure described above, the Non-Employee Director Compensation Policy currently in effect provided for the following equity incentive compensation program for non-employee directors for the year ended December 31, 2025. All such equity compensation will be granted under the 2024 Plan or any successor equity plan.

Initial Grant. Each non-employee director who joins our Board will automatically, upon the date of his or her initial election or appointment to be a non-employee director (or, if such date is not a business day, on the first business day thereafter), be granted a one-time, initial equity award of options (the “initial grant”) to purchase 20,400 shares of common stock with a cash value not to exceed $800,000. One-third of the initial grant will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant, subject to continuous service through each applicable vesting date.

Annual Grant. On the first business day following each annual meeting of our stockholders, each person who is then a non-employee director of ours will automatically be granted an option to purchase 10,200 shares of common stock with a cash value not to exceed $400,000 (the “annual grant”). Each annual grant will vest on the earlier of the one-year anniversary of the annual award’s grant date or the date of our next annual stockholder meeting following the annual award’s grant date, subject to continuous service through the vesting date.

Each non-employee director’s then-outstanding equity awards granted under the policy (and any other then-outstanding equity awards held by the non-employee director that were outstanding and unvested immediately prior to the date of the execution of the underwriting agreement related to our initial public offering) will become fully vested upon a change in control (as defined in our 2024 Plan), subject to the non-employee director remaining in continuous service until immediately prior to the closing of the change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 28, 2026, by:

•	each person known to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each of the Company’s Named Executive Officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to the securities as well as any shares of common stock that the individual or entity has the right to acquire within 60 days of February 28, 2026 the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, the Company believes, based on the information provided to them, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 18,776,626 shares of common stock outstanding as of February 28, 2026.

	Shares beneficially owned
Name and address of beneficial owner	Number	Percentage
5% or Greater Stockholders:
Persons and entities affiliated with Timothy A. Springer, Ph.D.(1)	6,031,524	32.1%
Entities affiliated with FMR LLC(2)	2,798,011	14.9%
Entities affiliated with Aberdeen Group plc(3)	1,141,824	6.1%
Persons and entities affiliated with TCG Crossover Fund(4)	1,169,760	6.2%
Named Executive Officers and Directors:
Timothy A. Springer, Ph.D.(1)	6,031,524	32.1%
Terrance McGuire(5)	665,162	3.5%
Stefan Vitorovic(6)	7,186	*
Alise Reicin, M.D.(7)	518,876	2.7%
Marcella K. Ruddy, M.D.(8)	139,164	*
Praveen Tipirneni, M.D.(9)	22,389	*
Daniel Lochner(10)	79,670	*
Phillip B. Donenberg(11)	7,352	*
Francois Nader(12)	—	*
All executive officers and directors as a group (11 persons)(13)	7,741,867	39.8%

*	Represents beneficial ownership of less than one percent.
(1)

Consists of (i) 4,334,846 shares of common stock held by Dr. Springer, (ii) 186,134 shares held by Dr. Chafen Lu and (iii) 1,503,358 shares of common stock held by TAS Partners, LLC (“TAS”). (iv) 7,186 shares of common stock issuable upon exercise of options granted to Dr. Springer that are exercisable within 60 days of February 28, 2026. Dr. Lu is the spouse of Dr. Springer. Dr. Springer is the sole managing member of TAS. Dr. Springer exercises sole voting and dispositive power over the shares held by him directly and the shares held by TAS. Dr. Springer disclaims beneficial ownership of the shares held by TAS. Dr. Lu exercises sole voting and dispositive power over the shares held by her directly. The principal business address of each of Dr. Springer, Dr. Lu and TAS is 36 Woodman Road, Newton, MA 02467.
(2)

These shares of common stock are owned by funds and accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(3)

Information based on a Schedule 13G filed by Aberdeen Group plc (“Aberdeen”) and abrdn Inc. (“abrdn” and together with Aberdeen, the “Aberdeen Reporting Persons”) on January 12, 2026 with the SEC. The Aberdeen Reporting Persons have shared voting and dispositive power over the 1,141,824 shares of our common stock beneficially owned by abrdn. The principal business address for Aberdeen is 1 George Street, Edinburgh, United Kingdom, EH2 2LL and the principal business address for abrdn is 1900 Market Street Suite 200, Philadelphia, PA 19103.

(4)

Information based on a Schedule 13G filed by TCG Crossover GP II, LLC (“TCG Crossover GP II”), TCG Crossover Fund II, L.P. (“TCG Crossover II”), TCG Crossover GP III, LLC (“TCG Crossover GP III”) and TCG Crossover Fund III, L.P. (“TCG Crossover III”) and Chen Yu (collectively, the “TCG Crossover Reporting Persons”) on February 27, 2026 with the SEC. TCG Crossover GP II is the general partner of TCG Crossover II and may be deemed to have voting, investment, and dispositive power with respect to the 584,882 shares of our common stock beneficially owned by TCG Crossover II. TCG Crossover GP III is the general partner of TCG Crossover III and may be deemed to have voting, investment, and dispositive power with respect to the 584,878 shares of our common stock beneficially owned by TCG Crossover III. Chen Yu is the sole managing member of each of TCG Crossover GP II and TCG Crossover GP III and may be deemed to share voting, investment and dispositive power with respect to the shares of our common stock beneficially owned by TCG Crossover II and TCG Crossover III. The principal business address for each of the TCG Crossover Reporting Persons is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(5)

Consists of (i) 20,262 shares of common stock held by Polaris Founders Capital Fund I, L.P. (“PF I”), (ii) 64,652 shares of common stock held by Polaris Founders Capital Fund II, L.P. (“PF II”) and (iii) 573,062 shares of common stock held by Polaris Partners IX, L.P. (“PP IX”) and (iv) 7,186 shares of common stock issuable upon exercise of options granted to Mr. McGuire that are exercisable within 60 days of February 28, 2026. Polaris Founders Capital Management Co. I, L.L.C. (“PFC I GP”) is the general partner of PF I and may be deemed to have sole voting and dispositive power with respect to the shares held by PF I. Polaris Founders Capital Management Co. II, L.L.C. (“PFC II GP”) is the general partner of PF II and may be deemed to have sole voting and dispositive power with respect to the shares held by PFC II. Terrance McGuire, a member of the board of directors, and Jonathan Flint (together, the “PFC GP Managing Members”) are the managing members of PFC I GP and PFC II GP. Each of the PFC GP Managing Members, in their respective capacities with respect to PFC I GP and PFC II GP, may be deemed to have shared voting and dispositive power with respect to the shares held by PF I and PF II. Polaris Partners GP IX, L.L.C. (“PP GP IX”) is the general partner of PP IX and may be deemed to have sole voting and dispositive power with respect to the shares held by PP IX. David Barrett, Brian Chee, Amir Nashat and Amy Schulman (collectively, the “PP GP IX Managing Members”) are the managing members of PP GP IX, and Terrance McGuire, a member of the board of directors, holds an interest in PP GP IX. Each of the PP GP IX Managing Members and Terrance McGuire, in their respective capacities with respect to PP GP IX, may be deemed to have shared voting and dispositive power with respect to the shares held by PP IX.

The principal business address for all entities and individuals affiliated with Polaris Partners is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.
(6)	Consists of (i) 7,186 shares of common stock issuable upon exercise of options granted to Mr. Vitorovic that are exercisable within 60 days of February 28, 2026.
(7)

Consists of (i) 187,528 shares of common stock held by Dr. Reicin, (ii) 127,030 shares of common stock held by the 2020 Reicin-Boiarsky Family Trust (the “2020 Reicin Trust”) and (iii) 204,318 shares of common stock issuable upon exercise of options granted to Dr. Reicin that are exercisable within 60 days of February 28, 2026. Robert Boiarsky is a co-trustee of the 2020 Reicin Trust and the spouse of Dr. Reicin. Dr. Reicin may be deemed to have shared voting and dispositive power over the securities held by the 2020 Reicin Trust.

(8)

Consists of (i) 35,959 shares of common stock held by Dr. Ruddy and (ii) 103,205 shares of common stock issuable upon exercise of options granted to Dr. Ruddy that are exercisable within 60 days of February 28, 2026.

(9)

Consists of (i) 3,037 shares of common stock held by Dr. Tipirneni and (ii) 19,352 shares of common stock issuable upon exercise of options granted to Dr. Tipirneni that are exercisable within 60 days of February 28, 2026.

(10)

Consists of (i) 14,564 shares of common stock held by Mr. Lochner and (ii) 65,106 shares of common stock issuable upon exercise of options granted to Mr. Lochner that are exercisable within 60 days of February 28, 2026.

(11)

Consists of (i) 166 shares of common stock held by Mr. Donenberg and (ii) 7,186 shares of common stock issuable upon exercise of options granted to Mr. Donenberg that are exercisable within 60 days of February 28, 2026.

(12)	Dr. Nader did not beneficially own any shares as of February 28, 2026.
(13)	Consists of (i) 7,084,041 shares of common stock and (ii) 657,826 shares of common stock issuable upon exercise of options that are exercisable within 60 days of February 28, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation agreements and other arrangements with the Company and the Company’s directors and Named Executive Officers in the section titled “Executive and Director Compensation” elsewhere in this prospectus, the following is a description of each transaction involving the Company or Legacy Tectonic since January 1, 2024 in which:

•

the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of the average of Legacy Tectonic’s or the Company’s total assets at year-end for the last two completed fiscal years, as applicable; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Legacy Tectonic’s Transactions and Agreements

Legacy Tectonic Subscription Agreement and SAFEs

On January 30, 2024, concurrently with the execution and delivery of the Merger Agreement, Legacy Tectonic entered into a subscription agreement with certain investors named therein, pursuant to which such investors agreed to purchase shares of Legacy Tectonic common stock, at a purchase price of $12.39908 per share (the “Subscription Agreement”), and certain investors consummated certain additional purchases of Legacy Tectonic common stock pursuant to the terms of the SAFEs entered into by such investors and Legacy Tectonic, for an aggregate purchase price among the private financings contemplated by the Subscription Agreement and such SAFEs of approximately $130.7 million.

The following table summarizes the purchase of Legacy Tectonic common stock pursuant to the Subscription Agreement and the entry into the SAFEs by Legacy Tectonic’s related persons:

Stockholder	Total Purchase Price ($)
Entities affiliated with Timothy A. Springer, Ph.D.(1)	41,999,997
Polaris Partners IX, L.P.(2)	8,999,989
Entities affiliated with Vida Ventures(3)	7,499,987
Polaris Founders Capital Fund II, L.P.(4)	1,499,991
Andrew Kruse, Ph.D.(5)	125,000

(1)

Represents entry into the SAFEs and purchase of Legacy Tectonic common stock pursuant to the Subscription Agreement. Dr. Timothy A. Springer served as a director on the Legacy Tectonic Board and serves as a director of the Board.

(2)

Represents entry into the SAFEs and purchase of Legacy Tectonic common stock pursuant to the Subscription Agreement. PP IX owned more than five percent of Legacy Tectonic’s outstanding capital stock.. Terrance McGuire served as a director of the Legacy Tectonic Board and as a director on the Board and holds an interest in Polaris Partners GP IX, L.L.C., the general partner of PP IX.

(3)

Represents entry into the SAFEs and purchase of Legacy Tectonic common stock pursuant to the Subscription Agreement. Stefan Vitorovic served as a director on the Legacy Tectonic Board, serves as a director of the Board and was a member of the investment committee of VV Manager II, LLC, which is affiliated with Vida Ventures. Entities affiliated with Vida Ventures collectively owned more than five percent of Legacy Tectonic’s outstanding capital stock and own more than five percent of the Company’s outstanding capital stock.

(4)	Represents purchase of Legacy Tectonic common stock pursuant to the Subscription Agreement. Terrance McGuire served as a director on the Legacy Tectonic Board and as a director of the Board and is a managing member of Polaris Founders Capital Management Co. II, L.L.C., the general partner of Polaris Founders Capital Fund II, L.P.
(5)	Represents entry into the SAFEs. Dr. Andrew Kruse served as a director on the Legacy Tectonic Board.

Support Agreements Under the Merger

Certain Legacy Tectonic stockholders entered into support agreements with Legacy Tectonic pursuant to which, among other things, each such stockholder, solely in his, her or its capacity as a Legacy Tectonic stockholder, agreed to vote all of such stockholder’s shares of Legacy Tectonic capital stock in favor of (i) the adoption of the Merger Agreement, (ii) the approval of the merger and related transactions contemplated by the Merger Agreement, (iii) the approval of an amendment to Legacy Tectonic’s certificate of incorporation to increase its authorized stock, (iv) to the extent such person was entitled to vote or exercise a right to consent with respect to such matter, effecting the preferred stock conversion immediately prior to conversion of the SAFEs, which SAFEs conversion occurred immediately prior to the consummation of the private placement financings, (v) waiving any preemptive right, right of participation, right of maintenance, anti-dilution right or any similar right as may otherwise have been provided to such stockholder under Legacy Tectonic’s certificate of incorporation or bylaws in connection with the Merger and related transactions contemplated by the Merger Agreement and (vi) against any Acquisition Proposal from a third party.

February 2025 Private Placement

Entities affiliated with Deep Track Capital, LP, entities affiliated with FMR LLC, TAS Partners, LLC, entities affiliated with EcoR1, Dr. Springer and Mr. Lochner purchased shares of our common stock in the Private Placement. The following table summarizes the purchase of shares of our common stock by such parties:

Stockholder	Total Purchase Price ($)
Entities affiliated with Deep Track Capital, LP	40,000,000
Entities affiliated with FMR LLC	34,527,700
TAS Partners, LLC	33,000,000
Entities affiliated with EcoR1	25,000,000
Timothy A. Springer, Ph.D.	6,999,977
Daniel Lochner	249,964

In connection with the Private Placement, we also entered into a registration rights agreement with investors thereto, including the purchasers listed above.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of any services undertaken by such person on the Company’s behalf or that person’s status as a member of the Board to the maximum extent allowed under Delaware law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as an exhibit to the registration statement of which this prospectus forms a part.

Related Person Transaction Policy

Our Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board) for review. The audit committee will approve only those transactions that it determines are fair to us and in our best interests.

All of the transactions described above were entered into prior to the adoption of such policy.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary the Company no later than December 28, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 8, 2027 and no later than March 10, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders nor earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Tectonic’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472. A courtesy copy should also be submitted by email to info@tectonictx.com.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://tectonictx.com/ and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by directing requests to the Company’s Corporate Secretary at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Alise Reicin
Alise Reicin

President and Chief Executive Officer
Watertown, Massachusetts
April 24, 2026

TECTONIC Therapeutic TECTOCTHENAPEUTIC, INC. 430 A MSMAL WAY SLVE 200 WATZNTOWV, MA 02472 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Bofore The Meating - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to trangmit your voting instructions and for olactronic delivery of information up until 11:59 p.m. Eastom Time the day before the cut-off date or meoting date. Have your proxy card in hand whon you accass the web site and follow the irstructions to obtain your rocords and to create an electronic voting instruction form. During The Meeting - Go to www.ylrtualshareholdemeoting.com/TECX2026 You may attend the mesting via the Internet and vote during the megting. Have the information that is printed in the box marked by the arrow available and follow the irstructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telaphone to transmit your voting instructions up until 1159 p.m. Eastom Time the day before the cut-off date or mooting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and retum it in the postago-paid erwelopo wo have providad or retum it to Vote Processing, do Broadridge, 51 Mercodes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V96435-P49455 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TECTONIC THERAPEUTIC, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: 1a. Timothy A Springer, Ph.D. 1b. Stefan Vitorovic, M.S., M.B.A. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Advisory approval of the compensation of the Company’s Named Executive Officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For WIthhold For Agalnst Abstaln 2. 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (olnt Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V96435-P49455 Tectonic Therapeutic, Inc. Annual Meeting of Shareholders June 8, 2026 9:00 AM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Alise Reicin and Daniel Lochner, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of TECTONIC THERAPEUTIC, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:00 AM, EDT on June 8, 2026, at the www.virtualshareholdermeeting.com/TECX2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side